LICENSE AGREEMENT

THIS AGREEMENT is made and entered into this the 1st day of October, 2005 by and between EBSCO Publishing, Inc., whose principal place of business is at 10 Estes Street, Ipswich, Massachusetts, 01938-0682, USA (“EP”) and EP Global Communications, Inc a/k/a Exceptional Parent Magazine (“EPM” or “Licensor”), whose principal place of business is at 551 Main Street, Johnstown, Pennsylvania 15901 (“Licensor”).

WHEREAS, Licensor has the right to publish or cause to be published the Publications (as hereinafter defined); and

WHEREAS, Licensor desires to license EP to disseminate the Content (as hereinafter defined) of the Publications, in text, image, other electronic format or such other formats or on such other media as may now exist or hereafter be discovered, to end-users through the re-license or sale of information products using the media of CD-ROM, tape, online hosts, internet services and other electronic or optical media or formats now known or hereafter discovered.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, EP and Licensor hereby agree as follows:

1.

Definitions.  The following terms shall be used in this Agreement as defined in this Article 1:

1.1

“Adapt”, EBSCO shall make no change to the editorial content of the Publication(s) licensed hereunder.  Notwithstanding the above, EBSCO shall be entitled to insert into each transmission such subject or descriptor field and codes, instructions and other technical applications as may be necessary to make the Content compatible with the database structure and search logic of the Products and to normalize data elements to facilitate Product usage.

1.2

"Publications" are the titles listed in Schedule 1, as may be amended from time to time, and which is incorporated into this Agreement by this reference.

1.3

"Content" is the text, image, and other content contained within the Publications.

1.4

“Current Content” is Content that Licensor publishes after the expiration or termination of this Agreement.

1.5

“Logo” shall mean the marks or trademarked banner graphics owned by Licensor which are used on the cover of each issue of the Publications.

1.6

“Past Content” is Content that Licensor published and that EP included in Products during the term of this Agreement.

1.7

"Products" are information products distributed by EP (and by virtue of agreements with EP, by EP’s distributors, resellers, agents, and sublicensees), which contain all or part of the Content of the Publications, listed in Schedule 2, as may be amended from time to time, and which is incorporated into this Agreement by this reference.

1.8

"User" shall mean third persons or organizations that have entered into agreements with EP and/or its distributors, resellers, agents or sublicensees respecting the Products.

Grant of License

2.1

Licensor grants to EP the non-exclusive right and license to reproduce, distribute reproductions of, display, publicly perform, and adapt the Content for purposes of incorporating the Content into the Products, and allowing the reproduction, distribution of reproductions of, the display of, public performance of, and adaptation of the Content as used in the Products.   EP will not make the Products available to persons or entities that are not authorized Users.  EP will not authorize or permit any User to  re-sell the Content, or any part thereof.  Nothing in this Section is intended to restrict Licensor's right to promote its own print or electronic subscriptions or products which include the Publications, nor to limit its ability to reach agreements with other subscription agents or distributors.

2.2

Licensor shall retain all right, title, copyright, and other intellectual or proprietary rights in the Publications.  EP does not acquire any intellectual property or other rights in the Publications except as specifically acknowledged in this Agreement.

2.3

If, during the term of this Agreement, Licensor provides the Content of the Publications for inclusion on a product or service which is available at no cost then EP reserves the right to reduce or eliminate the royalties paid pursuant to Section 4. For the avoidance of doubt, nothing in this Section is intended to restrict Licensor’s right to promote its own print or electronic subscriptions by providing only a selected, minority portion of Content of the Publications in a product or service which is provided at no cost.

2.4

The use of the Licensor’s trademark(s) is subject to review and approval of the Licensor, however, general purpose materials, such as database catalogs, price lists, Customer Listserv Messages and other customer communications or other materials providing a general listing of services or databases, shall not require specific review or approval.  To promote Licensor’s brand recognition, EP may display the Publication’s Logo only in conjunction with display of a full text article from the Publication.

2.5

Licensor authorizes EP to sublicense Content in exchange for additional royalties beyond that listed in Section 4, which royalties will be calculated in a manner equal to the method set forth in Section 4.1 of this Agreement.  EP will sublicense such sublicensees to reproduce, distribute reproductions of, display, publicly perform, and adapt the Content and the Products, and will allow the reproduction, distribution of reproductions of, the display of, public performance of, and adaptation of the Content, in all media now known or hereafter discovered, providing revenues from guaranteed sources, subscription packages, or transactional (pay-per-view) models.  Upon written notice to EP by Licensor, EP will direct sublicensees to remove Content identified by the Licensor.  EP reserves the right to direct sublicensees to remove any Content in which the ownership or right to license is called into question.  Licensor will indicate whether it accepts or declines this option by indicating its agreement on Schedule 3, which is incorporated herein by this reference.

2.6

Licensor agrees to make best efforts to include information in the masthead of the Publications indicating that the Publications are included in EP's Products.

3.

Development of the Products

3.1

Licensor will deliver the Content of the Publications to EP in a timely manner in a mutually agreed upon format and medium, as stated in Schedule 1.

3.2

Licensor will deliver the Content of the Publications without charge to EP, according to the schedule stated in Schedule 1.

4.

 Payments and Reports

4.1

EP shall pay Licensor earned royalties on a quarterly basis.  Such earned royalties will be equal to twenty percent (20%) of the net revenue collected for inclusion of Content from the Publications on Products sold.

4.2

EP shall make payments due to Licensor pursuant to this Agreement within ninety (90) days after the last day of the calendar quarter in which use of the Content of the Publications in the Products commenced.

4.3

For Products in which only citation and abstract information from Licensor are included, and no text or image of the article is included, no royalty will be earned by Licensor.

5.

Representations and Warranties

5.1

EP represents and warrants that it has the right to enter into this Agreement and to cause the Products to be sold in the form and in the manner set forth in this Agreement.  Licensor represents and warrants to EP that: (a) Licensor has the right to enter into this Agreement with EP, (b) Licensor has the right to allow or cause the Content of the Publications to be licensed in the form and manner set forth in this Agreement, and (c) Licensor owns all right, title, and interest in and to, including the copyright in and to, the Publications being licensed pursuant to this Agreement, and the individual items of Content, or with respect to individual items of Content, the right and license to allow EP to use the Content as contemplated by this Agreement.

5.2

EP indemnifies Licensor (and its officers, directors and partners) from and against any and all liability, damage, loss or expense arising from any claim, demand, action or proceeding based upon or arising out of the breach or alleged breach of any of the representations or warranties set forth in this Agreement or incurred in the settlement or avoidance of any such claim, provided, however, that Licensor shall give prompt legal notice to EP of the assertion of any such claim and provided further that EP shall have the right to participate in the defense thereof at its own expense. This agreement to indemnify shall survive any termination or expiration of this License Agreement.

5.3

Licensor indemnifies EP (and its parents, affiliates, officers, directors and partners) from and against any and all liability, damage, loss or expense arising from any claim, demand, action or proceeding based upon or arising out of the breach or alleged breach of any of the representations or warranties set forth in this Agreement or incurred in the settlement or avoidance of any such claim, provided, however, that EP shall give prompt legal notice to Licensor of the assertion of any such claim and provided further that Licensor shall have the right to participate in the defense thereof at its own expense.  This agreement to indemnify shall survive any termination or expiration of this License Agreement.

6.

Copyright and Infringement

6.1

Copyright of the Publications remains the property of Licensor. EP's customers agree to abide by the Copyright Act of 1976 as well as any contractual restrictions, copyright restrictions, or other restrictions provided by publishers and specified in the Products. Pursuant to these terms and conditions, the customer and Users may download, email or print limited copies of citations, abstracts, full text or portions thereof provided the information is used solely for personal, non-commercial use.  EP instructs its customers that they may not use the Products as a component of or the basis of any other publication prepared for sale and will neither duplicate nor alter the Products or any of the content therein in any manner nor use same for sale or distribution.  EP informs the customer that it must take all reasonable precautions to limit the usage of the Database(s) to those specifically authorized.

6.2

Each party will use reasonable efforts to notify the other of any allegations of infringements of patent, copyright, trademark or other intellectual property rights in the Products that come to such party's attention.

6.3

EP acknowledges and agrees that Licensor may, with respect to any Content or any Publication, or a portion thereof, request EP to remove or cease distributing any portion of the Content or the Publications which Licensor reasonably believes may be in violation of law or the proprietary or contractual rights of a third party, and EP will reasonably cooperate with Licensor in that regard.  In the event that Licensor requests that EP remove or cease distributing more than five percent (5%) of the total Content licensed by Licensor to EP pursuant to this Agreement, then EP’s obligation to pay royalties pursuant to Section 4.1 of this Agreement shall be reduced on a prorated basis consistent with the percentage of Content subject to removal or cessation of distribution.

7.

Confidentiality

7.1

 Neither party shall, without the written consent of the other, or as specified below, communicate confidential information of the other orally or in writing (including, without limitation, future business plans and services and the identity and addresses of the Users) to any third party and shall protect such information from inadvertent disclosure to any third party in the same manner that it protects its own confidential information.  Each party’s obligations of confidentiality and non-disclosure shall not apply to disclosures to such party’s counsel or other advisors or to a court, arbitration panel or other similar body, in the event such party has a bona fide dispute with the other party regarding this Agreement.

7.2

Both parties further agree that all confidentiality commitments hereunder shall survive any termination or expiration of the Agreement.

8.

Term and Termination

8.1

The term of this Agreement shall commence on the date first set forth above and shall automatically renew on the date which is three (3) years thereafter, subject to successive one year renewals of this Agreement on the terms contained herein unless either party hereto provides written notice to the other party at least ninety (90) days in advance of any renewal date of its intention not to renew this Agreement.

8.2

This Agreement may be terminated by either party on written notice of termination, upon material breach of any obligation hereunder by the other party, if such other party fails to cure such breach within sixty (60) days after written notice thereof.

 8.3

This Agreement may be terminated immediately by either party in the event an order for relief in any bankruptcy or reorganization proceeding is entered against the other party, a receiver is appointed for all or substantially all of the assets of the other party, the other party is dissolved or liquidated other than in connection with a sale of all or substantially all of its assets, the other party completely discontinues its business other than in connection with a sale of all or substantially all of its assets, or the other party attempts to assign this Agreement in contravention thereof.

8.4

Upon termination of this Agreement, each party shall promptly return to the other all confidential and business-sensitive information in tangible form which is then in possession or control of such party. After termination, EP will no longer have any license to include Current Content from publications in its products, but may continue to include Past Content from the Publications in its products, subject to continuing payment of royalties under the terms specified in Section 4.1

9.

Force Majeure

Neither party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, labor difficulty, sabotage, failure of suppliers or subcontractors or unavailability of material or supplies or any other cause beyond the control of such party ("Force Majeure"), provided that such party gives the other party written notice thereof promptly and in any event, within fifteen (15) days of discovery thereof.  In the event of such a Force Majeure, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure but not in excess of six (6) months.

10.

Limitation of Liability

Neither party shall be liable to the other for special, incidental, consequential or punitive damages of any nature, for any reason, including, without limitation, the breach of the Agreement or any termination of this Agreement, whether such liability is asserted on the basis of contract, tort (including negligence or strict liability) or otherwise, even if the other party has been warned of the possibility of such damages. Except as provided herein, all remedies, including, without limitation, the termination of this Agreement and all of the remedies provided by law shall be deemed cumulative and not exclusive.

11.

Assignment

This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, that this Agreement may not be assigned in whole or in part by either party without the written consent of the other, except that Licensor may assign this Agreement to any other entity controlled by Licensor without the consent of EP and EP may assign this Agreement to any affiliate without the consent of Licensor.  Either party may, with the other’s written consent, which consent shall not be unreasonably withheld or delayed, assign this Agreement to any person or entity which succeeds to its business to which this Agreement relates and which assumes all of its obligations hereunder in writing, provided that in such event the assigning party or its legal successor-in-interest shall remain bound as a guarantor of such obligations.

12.

Notices

All notices required or permitted hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by facsimile to the party to whom such notice is directed, at the address as set forth above, or the facsimile number provided by such party, or to such other address or facsimile number as such party shall have designated by notice hereunder.  Unless otherwise specified, notices shall be deemed given when the return receipt is received or upon receipt of an appropriate facsimile answer back after transmission of the facsimile.

13.

Waiver

Any waiver of any right or default hereunder shall be effective only in the instance given and shall not operate as or imply a waiver of any similar right or default on any subsequent occasion.

14.

Entire Agreement

This Agreement and the attached Schedules constitute the entire Agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings, oral or written.  This Agreement may be modified only by an instrument in writing duly executed by both parties.

15.

Enforceability

If any provision or clause of this Agreement is found by a court of competent jurisdiction to be void, illegal, or unenforceable, that provision or clause shall be modified by the court so as to render it valid and enforceable; or, if such modification is impossible or the court is unable under the law to make the modification, then that provision or clause shall be regarded as stricken from the Agreement.  In either event, the parties agree that the remainder of this Agreement shall remain in full force and effect.

16.

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Accepted and agreed to by the parties as of the date above written.

Licensor

EBSCO Publishing, Inc.

BY:  _______________________________

BY:  ____________________________

Title:  _President and CEO _____________

Thomas Wheeler

Financial Officer-EBSCO Publishing

_____Joseph M. Valenzano, Jr.__________

978-356-6500

(Please print name)

fax 978-356-5191

Date signed:  ________________________

Date signed:  ______________________

Telephone: 201-489-0562

Fax: 201-489-0074

Schedule 1

Publications

Please verify the title and provide the ISSN and institutional subscription price for the Publications.

(Include Book Series name if relevant).

# issues

Institutional

          Peer

Title

ISSN

per year

Subscription Price

Language       Reviewed

Exceptional Parent

Magazine

0046-9157

   12

    39.95

English

Yes

Description

Please provide a brief description of your publication(s) here for use on our products.

Delivery

Licensor will provide the complete content of articles in the Publications in Native PDF format as soon as said format is available.

Licensor will supply one (1) complimentary hard copy edition of each Publication as published to:

EBSCO Publishing

Editorial Department

P.O. Box 590

10 Estes St.

Ipswich, MA 01938-0590

Licensor contact for complimentary subscriptions: __Doris DeFina__________________________

            phone:_

810-714-2492________________  e-mail: ___DorisD@EParent.com___________

Electronic data: To send electronic data, please contact;

Eugenia Dorfman

PDF Coordinator

edorfman@epnet.com

1-800-653-2726, ext. 273

Licensor contact for electronic data: _______________________________________________

phone:______________________________  e-mail: ________________________________

Federal Tax Identification Number

Please provide Licensor's Federal Tax Identification Number to expedite royalty processing:

____04-2452578_____________________________________

Publisher Web Site

Please provide publisher's web site to be included in the Products:

___www.EParent.com____________________________________________

Schedule 2

Products

Products are subject to modification at EP’s discretion

Academic Abstracts FullTEXT™

Academic Search™ product family

Academic Search™ Alumni product family

Advanced Placement Source

Alt-HealthWatch

APICE

Australia/New Zealand Reference Centre

Bibliography of Native North Americans

Biomedical Fulltext Collection

Biomedical Reference Collection

BookSource: Nonfiction

Business Source ™ product family

Business Source ™ Alumni product family

Canadian MAS FullTEXT™ Elite
Canadian Reference Centre

CINAHL product family

Communication & Mass Media product family

Computer Science Index

Computer Source

Corporate ResourceNet

Education product family

Environmental Issues & Policy product family

Garden Literature product family

GLBT Life product family

Health Business FullTEXT product family
Health Source ® product family

History Reference Center

Hobbies & Crafts Reference Center

Home Repair Reference Center

Hospitality & Tourism product family

Humanities International product family

Information Science & Technology Abstracts (ISTA)

International Bibliography of Theatre product family

Internet & Personal Computing product family

Legal Collection

Library & Information Science product family

Literary Center product family

MasterFILE FullTEXT™ product family

MAS FullTEXT product family

MEDLINE with Full Text product family

Middle Search Plus™

Military & Government Collection

Multicultural Reference Center

Newspaper Source product family

Novelist

Nursing and Allied Health Reference Collection family

Online Reader™

Performing Arts Complete

Professional Development Collection

Psychology and Behavioral Sciences Collection

Primary Search ™

Religion & Philosophy Collection

Science & Technology Collection

Science Reference Center

Social Science Source

SOCINDEX product family

Sociological Collection

SPORTDiscus with Full Text product family

Teacher Reference Center

Textile Technology product family

TopicSearch

Wildlife Reference Center

World Magazine Bank

 Schedule 3 – Options With Respect to Sublicensees

Accept

Decline

Option

______              ______

Subscription-Based Services – Licensor authorizes EP to sublicense selected Content in accord with the Agreement, to end-users having agreements with sublicensees.  Licensor will earn royalties equal to 20 percent of the net revenue generated from inclusion of Content in the Subscription Based Services.

______

______

Pay-Per-View – Licensor authorizes EP to sublicense selected Content in accord with the Agreement, to sublicensees that will provide the Content to end-users on a per transaction basis.  Licensor receives a license fee equal to 20 percent of the price paid by end-user per item of Content sold to an end-user.

______

______

Advertising-Supported Sites – Licensor authorizes EP to sublicense selected Content in accord with the Agreement, to sublicensees that will provide the Content to end-users.  EP will receive revenues from the sublicensee based upon a percentage of on-site advertising. Licensor will earn royalties equal to 20 percent of the net revenue generated from inclusion of Content in the Advertising Supported Sites.

______

______

Annual License Fee – Licensor authorizes EP to sublicense selected Content in accord with the Agreement, to sublicensees that will provide the Content to end-users.  EP will receive a guaranteed annual fee from its sublicensee in consideration of the Content sublicense. Licensor will earn royalties equal to 20 percent of the net revenue generated from inclusion of Content in the Product licensed for the Annual License Fee.